July 8, 2003



U.S. Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn.:  Document Control

Re: American Depositary Shares evidenced by
American Depositary Receipts
representing deposited american
depositary shares of the legal entities
created by the respective deposit
agreements for issuance of american
depositary shares representing preferred
stock of Tele Norte Leste Participacoes
S.A., Brasil Telecom Participacoes S.A.,
Embratel Participacoes S.A., Telesp
Celular Participacoes S.A., Telemig
Celular Participacoes S.A., Tele Celular
Sul Participacoes S.A., Tele Centro
Oeste Celular Participacoes S.A., Tele
Norte Celular Participacoes S.A., Tele
Nordeste Celular Participacoes S.A., and
Tele Leste Celular Participacoes S.A
(the Legal Entities) (File No. 333-
11850)
************************

Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on behalf of The Bank of New York, as depositary for securities against which American Depositary
Shares are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in ratio for one of the Legal
Entities.

As required by Rule 424(e), the upper right hand corner of the cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III.B. of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the form of ADR certificate.

Please contact me with any questions or
comments at 212 815-2204.

/s/ JOANNE F. Di GIOVANNI
  Joanne F. Di Giovanni
    Vice President


Encl.

cc:    Paul Dudek, Esq.
         (Office of International Corporate
Finance)